Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made as of the ____ day of June, 2024, by and between PRIVATE MONEY FUNDING, LLC, an Arizona limited liability company (“Lender”), and ZP RE AZ DYSART, LLC, an Arizona limited liability company (“Borrower”).

1. Background of Loan and Loan Documents.

1.1 Subject to the terms and conditions set forth in this Agreement, Lender agrees to make, and Borrower agrees to borrow, a commercial term loan in the principal amount of $1,620,000 (the “Loan”). The Loan will be evidenced by a Promissory Note of approximately even date herewith in the principal amount of $1,620,000 made by Borrower and payable to the order of Lender (the “Note”).

1.2 Borrower’s obligations under the Note and this Agreement will be secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) to be recorded against Borrower’s interest in certain real property and improvements as legally described on Exhibit “A” to the Deed of Trust (the “Real Property”). This Agreement, the Note, any guaranties, and all other related documents executed and delivered concurrently herewith are sometimes hereinafter collectively called the “Loan Documents.”

1.3 Borrower, in anticipation of acquisition of the Real Property, has entered into that Licensed Cannabis Facility Absolute Net Ground Lease Agreement dated as of December 20, 2023 between Borrower, as Landlord, and The Pharm, LLC, a Delaware limited liability company (“Tenant”), as Tenant (the “Ground Lease”), pursuant to which Tenant will construct the Improvements (as defined in Section 4.1) on the Real Property. Lender has approved the Ground Lease and the construction of the Improvements (as defined in Section 4.1) by Tenant on the terms and conditions described in the Ground Lease.

2. Borrower Agreements.

2.1 Purpose of Loan; Advance Procedure. Following Borrower’s satisfaction of the conditions to funding the Loan and recordation of the Deed of Trust, the Loan proceeds will be disbursed in multiple advances through escrow, first in the form of an initial advance in the amount of $1,020,000 for the purpose of acquiring the Real Property (the “Acquisition Advance”). The remaining Loan proceeds shall be used for the purpose of financing the construction of the Improvements, as defined in Section 4.1. Following the Acquisition Advance, subject to satisfying the conditions set forth in Sections 4.5, 4.6, and 4.7, Borrower shall be entitled to request an advance of Loan proceeds (each, a “Construction Advance”) at the following stages of completion of the construction of the Improvements: (i) first advance in the amount of $300,000 at fifty percent (50%) completion, and (ii) final advance in the amount of $300,000 at one hundred percent (100%) completion and issuance of certificate of occupancy. Each Construction Advance shall be disbursed through escrow to Borrower within five (5) calendar days following Borrower’s written request therefore and the satisfaction of all conditions to funding set forth in said Sections 4.5, 4.6 and 4.7. The date upon which the funding of the Acquisition Advance occurs shall be defined as the Loan Closing Date. The Loan shall bear interest and be repaid in accordance with the provisions of the Note.

2.2 Loan Fee. Lender has earned, and Borrower shall pay Lender through escrow on or before the Loan Closing Date, a nonrefundable loan fee (the “Loan Fee”) equal to 2% of the Loan amount. The foregoing fee is in addition to all other fees, expenses and other amounts due under the Loan Documents. No portion of such fee will be rebated or refunded if the Loan is prepaid in full or in part. Lender may, at its option, deduct the Loan Fee from the loan proceeds in lieu of being paid such fee at the closing of the Loan.

2.3 Title Insurance. Borrower shall take all steps necessary to cause Premier Title Agency, prior to its recordation of the Deed of Trust, to issue to Lender at Borrower’s expense, a standard coverage lender’s policy of title insurance, with any endorsements required by Lender’s closing instruction letter (the “Closing Letter”), and with no exceptions, conditions or exclusions other than those authorized in the Closing Letter. Borrower shall take all necessary steps to satisfy all requirements of the commitment for title insurance and the Closing Letter.

2.4 Information. Borrower shall:

(a) Furnish to Lender, with reasonable promptness, such financial and other information concerning Borrower and the Real Property as Lender may, from time to time, reasonably request;

(b) Promptly notify Lender of any condition or event of which it has actual knowledge that, upon consideration, Borrower would recognize (i) constitutes an Event of Default or (ii) which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and of any material adverse change in the financial condition of Borrower;

(c) Promptly notify Lender of any litigation or claims of which it has actual knowledge that could materially and adversely affect the repayment of the Loan, the performance by Borrower under the Loan Documents, the financial condition or operations of Borrower or the value of Lender’s security; and

(d) Promptly notify Lender of all complaints and charges of which it has actual knowledge filed by or with any governmental or quasi-governmental body or any other person or entity that could materially and adversely affect the Real Property or any portion thereof, performance under the Loan Documents, or Lender’s rights under the Loan Documents.

For purposes of this Section, Lender shall be deemed to have “actual knowledge” of any matter as to which it has received written notification or as to which an executive officer has been verbally made aware.

2.5 Indemnification of Lender.

(a) Borrower (“Indemnitor”) shall indemnify and hold Lender and Lender’s past, current and future directors, officers, managers, members, shareholders, employees, agents and representatives, and their respective successors and assigns (collectively, “Indemnitees”), harmless for, from and against any and all claims asserted against any Indemnitee by any person arising out of or in connection with the development, marketing, sale, ownership, management, operation, rental, financing or use of any portion of the Real Property, including claims asserted by reason of or in connection with any violation or alleged violation of federal (other than federal laws dealing with cannabis), state or local environmental laws or regulations. The foregoing indemnity shall not apply to claims which arise solely out of an Indemnitee’s gross negligence or willful misconduct. The indemnity obligations in this Section 2.5 shall survive for a period of four years after Borrower’s repayment of the Loan and the termination of any other portions of this Agreement.

(b) The relevant Indemnitee(s), at its sole option, shall be entitled to settle or compromise any claim asserted against it, and such settlement shall be binding upon Indemnitors for purposes of the foregoing indemnification; provided, however, that Indemnitors may settle or compromise any such claim, or decide not to settle or compromise any such claim, as long as all Indemnitees are fully released from any and all liability thereon. Payment by Lender pursuant to such settlement or compromise, or payment by Lender of any judgment or claim successfully asserted against an Indemnitee or the Real Property, shall be added to the outstanding balance of the Loan, bear interest at the “Default Rate” (used herein as defined in the Note) until paid, be payable upon demand of Lender and be secured by the Deed of Trust.

2.6 Lender’s Expenses. Borrower shall pay (and hereby authorizes Lender to advance from the proceeds of the Loan): (a) all documented out-of-pocket costs paid or incurred by Lender in connection with the Loan, including recording and filing fees, title examination and lien search fees, title insurance premiums, escrow fees, survey fees, release and termination fees; and (b) the reasonable fees and expenses of Lender’s legal counsel incurred in enforcing any right or remedy of Lender under the Loan Documents.

2.7 Change in Structure or Management: Single-Asset Entity.

(a) In a manner consistent with the Ground Lease and the exercise of sound business practices, Borrower, Tenant or a property manager approved by Lender in its reasonable discretion shall at all times be responsible for the management, leasing and operation of the Real Property; if a person other than Borrower or Tenant conducts management or leasing operations, it shall do so pursuant to a management or leasing agreement approved by (which approval shall not be unreasonably withheld) and which, upon the occurrence of an Event of Default shall be assigned to, Lender if Lender so requests. Borrower and its initial manager/members that are entities will (i) preserve their respective existence, and not make any material change in the nature or manner of their respective business activities, and (ii) maintain executive personnel and management at a level of experience and ability equivalent to present executive personnel and management.

(b) If the Real Property is to be managed by a third party property manager, Borrower shall have entered into a written management agreement setting forth the terms of the relationship, and such manager, once approved by Lender in its reasonable discretion, shall not be removed or replaced, or the terms the management agreement materially modified or amended, without Lender’s prior written consent, which shall not be unreasonably withheld. If an Event of Default exists, or if a default on the part of the manager occurs under the management agreement which is not cured within the cure period, if any, provided therefor, Lender shall have the right to terminate, or to direct Borrower to terminate, such management agreement and to retain, or to direct Borrower to retain, a new manager acceptable to Lender. Borrower shall promptly send to Lender a copy of any notice of default given or received by Borrower under the management agreement.

(c) Except as expressly permitted in the Loan Documents, without the prior written consent of Lender (which consent shall not be unreasonably withheld, except in the case of dissolution or liquidation), Borrower shall not dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property (except to Tenant as described in the Ground Lease), assets or business to any other person. Borrower agrees to cause the title company to issue an endorsement to Lender’s existing title policy or an updated title insurance policy insuring Lender’s first lien position on the Real Property if Lender requests in connection with any such changes.

(d) Notwithstanding anything to the contrary contained in this Agreement, Borrower shall have the right to admit additional parties either as members of Borrower or as members of any upstream affiliates of Borrower, provided no such members shall be admitted without the prior written consent of Lender if such admissions would result in a Change of Control of either Borrower or any guarantor of the Loan. A “Change of Control” shall have occurred in any circumstance in which any persons other than Bryan McLaren and/or Berekk Blackwell have primary responsibility for running the day-to-day operations of either Borrower or any guarantor.

2.8 Further Assignment Transfer or Encumbrance. Except as expressly permitted by this Agreement and/or the Deed of Trust, Borrower shall not, without the prior written consent of Lender: (a) assign, transfer or convey any of its right, title or interest in any of the Real Property (except the leasehold interest conveyed to Tenant pursuant to the Ground Lease); or (b) create or suffer to be created any deed of trust, mortgage, pledge, security interest, encumbrance or other lien on any of the Real Property, whether senior or junior to the lien of the Deed of Trust, other than Permitted Liens (as defined in Section 4.6(d) below).

2.9 Cooperation. Borrower will cooperate, and will cause any Related Person (defined below) to cooperate, with Lender, any affiliate of Lender, any future Lender of the Loan, or, if requested by Lender or any future Lender of the Loan, with any future owner of any portion of the Real Property, in seeking relief from any applicable legal requirements, including any water use or zoning restrictions, should such become necessary for any reasonable purpose. This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Real Property for a period of one (1) year. Borrower shall promptly execute any and all documents and take any and all actions (and will cause any relevant Related Persons to do so) reasonably required by Lender in connection with any action taken or proposed to be taken by Lender under this Section. As used in this Agreement, “Related Person” means each insider or affiliate (or insider or affiliate of any such insider or affiliate) of Borrower, determined by assuming that: (a) Borrower or such affiliate or insider was a debtor at the time of determination of Related Person status; and (b) the terms “affiliate”, “insider” and “debtor” have the meanings provided for those terms by Section 101 of the federal Bankruptcy Code.

2.10 Organizational Matters.

(a) Borrower, and Borrower’s constituent principals, by executing this Agreement or borrowing resolutions or authorizations referring to this Agreement: (i) approve and ratify the terms and provisions of this Agreement and the other Loan Documents; (ii) agree that the provisions of the Loan Documents shall govern to the extent of any inconsistency with the provisions of Borrower’s organizational documents, as between Borrower and Lender; and (iii) agree that Lender shall have no duty to inquire into the powers of Borrower or the persons acting or purporting to act on behalf of Borrower and shall have no responsibility of any nature to determine or be concerned with any provisions of Borrower’s organizational documents or any fiduciary or other duty of Borrower or any manager or member thereof to any other person. Nothing in this Section shall affect any powers, rights and obligations between or among Borrower and any persons other than Lender (and its successors and assigns), the sole purpose of this Section being to eliminate any duty or obligation of Lender to determine or be concerned with any such powers, rights or obligations.

(b) Borrower’s organizational documents shall not be modified or amended in any material respect without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed. Borrower agrees to cause the title company to issue an endorsement to Lender’s existing title policy or an updated title insurance policy insuring Lender’s first lien position if Lender reasonably requests in connection with any such changes. Borrower shall provide copies of any modification or amendment of its organizational documents to Lender whether or not Lender’s consent is required. Lender may impose such documentary, title insurance, and/or recording and filing conditions and requirements as Lender may reasonably determine are required or prudent to assure that Lender’s rights under this Agreement and the other Loan Documents will be maintained in full force and effect and will not be impaired.

2.11 New and Updated Appraisals. Lender shall have the right (but not the obligation), at any time, and from time to time, during the term of the Loan, in Lender’s discretion, to request and obtain from an appraiser acceptable to Lender, a new or updated appraisal of all or any portion of the Real Property, which includes an opinion of value and supporting information reasonably acceptable to Lender. If such an appraisal is obtained, Borrower agrees to cooperate with any appraiser, allow access to the Real Property and provide copies of leases, plans and any other information reasonably requested by such appraiser. Borrower shall pay to Lender, within thirty (30) days following demand, the cost of the new or updated appraisal; provided, however, that Borrower shall not be required to pay more than $3,500 or for more than one such appraisal during the term of this Loan if no Event of Default then exists. Upon Borrower’s payment for the new or updated appraisal, Borrower may obtain a copy of the new or updated appraisal if no Event of Default then exists. The foregoing notwithstanding, at any time when an Event of Default does exist, Lender shall have the right to cause the Real Property to be appraised at the expense of Borrower.

3. Representations and Warranties. Borrower represents and warrants to Lender as follows:

3.1 Status of Borrower. Borrower is an Arizona limited liability company, validly existing and in good standing under the laws of the State of Arizona and licensed to do business in Arizona.

3.2 Authority of Borrowers; Valid and Binding Obligation. Borrower has full power and authority to own the Real Property and other assets that are subject to this Loan and to carry on its business as now being conducted. Borrower and the person(s) acting herein on its behalf are fully authorized and permitted to enter into the Loan Documents, to execute any and all documentation required therein, to borrow the amounts contemplated in the Loan Documents upon the terms set forth therein and to perform the terms of the Loan Documents, none of which require the consent or approval of any third person or do or will conflict with or violate any legal requirement applicable to Borrower or its manager or constituent members or partners or with the governing organizational documents of Borrower or its managers or constituent members/partners. The Loan Documents constitute valid and binding legal obligations of Borrower, enforceable in accordance with their respective terms, free from any set-off, claim or defense of any nature.

3.3 Liens, Security Interests and Assignments. The liens, security interests and assignments created by the Loan Documents will, when granted and duly filed or recorded, constitute valid, effective, properly perfected and enforceable liens, security interests and assignments.

3.4 No Breach or Default under Other Instruments or Agreements. The execution, delivery and performance of the Loan Documents and all other documents and instruments relating to the Loan will not result in any breach of, or constitute a default under, any agreement or instrument to which Borrower is a party or under which it is obligated. To the best of Borrower’s knowledge, no counterparty to any such agreement or instrument is in default in the performance or observance of any of their obligations, covenants or conditions under any such agreement or instrument.

3.5 No Actions. Suits or Proceedings. No actions, suits or legal or administrative proceedings are pending before any court, arbitrator or governmental or quasi-governmental body, or, to the best knowledge of Borrower, are threatened (nor, to the best of Borrower’s actual knowledge, does any basis exist therefor), against Borrower or affecting Borrower’s property or assets that might materially and adversely affect the repayment of the Loan, Borrower’s performance under the Loan Documents, Borrower’s financial condition, business or operations or the value of Lender’s security. Borrower is not in default under, or in violation of, any order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator or governmental or quasi-governmental body, nor is there any outstanding judgment or arbitration award against Borrower.

3.6 Financial Condition. All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Borrower are and shall be accurate and complete in all material respects and do and shall fairly present the financial condition and results of operations of such party, as of the date(s) thereof. No material adverse change has occurred in the business, properties or condition (financial or otherwise) of Borrower since the date of the latest financial statements given to Lender.

3.7 Taxes. Borrower has filed all required federal, state and local tax returns and paid all of its current obligations, including all taxes, assessments and all other required payments, before they became delinquent.

3.8 Licenses. Permits and Approvals. Borrower has obtained and maintained, and shall hereafter maintain in full force and effect, all licenses, permits, consents, approvals and authorizations required by applicable law and necessary for the operation and use of the Real Property as presently contemplated.

3.9 Purpose of Loan. Borrower acknowledges, agrees, represents and warrants to Lender that: (a) the entire proceeds of the Loan will be used solely and exclusively for business and commercial purposes, and no portion of the proceeds of the Loan will be used for any personal, consumer, family, household, agricultural or similar purpose, and that federal and state Truth in Lending and similar laws do not apply to the Loan; (b) this Loan is not a residential mortgage loan, but rather a commercial finance transaction and Borrower has waived all statutory protections related to any applicable “anti-deficiency” laws; (c) Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System); not more than 25% of the value of Borrower’s assets consists of margin stock, and no Loan proceeds will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X; (d) neither Borrower nor any member of Borrower is, and no legal or beneficial interest in a member of Borrower is or will be held, directly or indirectly by, a “foreign person” under the International Foreign Investment Survey Act of 1976, the Agriculture Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, any amendments thereto or any regulations promulgated thereunder; and (e) Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. Borrower is in compliance with the Employee Retirement Income Security Act of 1974 and regulations issued pursuant thereto (“ERISA”) and no “reportable event” or “prohibited transaction” (defined in ERISA) or termination of any plan has occurred, and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA.

3.10  Guaranty. This Loan is guaranteed by Zoned Properties, Inc., a Nevada corporation.

3.11 Construction in Compliance with Laws. All construction, if any, performed on the Real Property before the date of this Agreement has been performed in accordance with the Improvement Plans as approved by Lender. To Borrower’s actual knowledge, after due investigation, there are no structural defects in the Improvements, and no violation of any applicable zoning, building, fire, safety, health, environmental or any other local, state or federal law, ordinance or regulation exists with respect to such construction or the use or anticipated use of the Improvements. Borrower or Tenant, as applicable, has obtained or will obtain all licenses, permits and approvals required by all local, state and federal agencies regulating such construction and use, and Borrower is in compliance with all laws, regulations, ordinances, decrees and orders of all governmental authorities having or asserting jurisdiction over all or any portion of the Real Property.

4. Construction Related Provisions.

4.1 Construction Related Definitions. As used in this Article 4, the following terms shall have the following meanings:

(a) “Architect” means Matthew James Gummow, AIA with Alder James Architecture and Design, and any successor architect for the Improvements.

(b) “General Contract” means the general construction contract between Tenant and the General Contractor for construction of the Improvements.

(c) “General Contractor” means ___________________________________, and any successor general contractor for the Improvements.

(d) “Improvement Plans” means the plans and specifications for the construction and installation of the Improvements as approved by Lender, and all amendments and modifications to such plans and specifications that are either permitted by the terms of this Agreement or that Lender approves in writing.

(e) “Improvements” means those improvements to be constructed on the Real Property by Tenant pursuant to the Ground Lease and the Improvement Plans and generally consisting of the following: retail cannabis dispensary building and property development.

(f) “Title Policy” means the mortgagee’s policy of title insurance issued in favor of Lender in connection with the closing of the Loan, insuring the lien of the Deed of Trust as a first priority lien upon the Real Property and otherwise satisfying the requirements of Section 2.3 above.

4.2 Commencement and Completion. Borrower or Tenant shall begin construction and installation of the Improvements within 180 days after the closing of the Loan, and shall prosecute such construction and installation with diligence and dispatch, and without interruption, so that the Improvements are installed and substantially complete in accordance with the Improvement Plans estimated to occur on or before June 1, 2025 (the “Completion Date”). On the Completion Date, the Improvements shall be free and clear of all liens and claims for materials, labor, services, and/or other items furnished in connection with the construction and installation of the Improvements. The Improvements shall be constructed and installed in a good and workmanlike manner and in full compliance with all building, zoning, land use, environmental, safety, health and other applicable laws, statutes, ordinances, rules and regulations, and with all restrictive covenants or subdivision improvement agreements that affect the Real Property.

4.3 Changes to the Improvement Plans. Borrower shall, or shall use commercially reasonable efforts to cause Tenant to, (i) notify Lender in writing of any change in the Improvement Plans, within three (3) business days following the adoption of such changes, and (ii) provide Lender with copies of all such changes. Nothing in this Agreement, including this Section 4.3, shall require either Borrower or Tenant to notify Lender of any change in the Improvement Plans or alterations to the Property permitted under the Ground Lease and which do not require Tenant to provide notice to or obtain consent from Borrower.

4.4 Right of Lender to Inspect. Lender and its employees, agents and representatives (collectively “Representatives”) shall have the right to enter onto the Real Property, with reasonable prior written notice to Borrower and Tenant, for the purpose of inspecting the installation of the Improvements and all materials used or to be used in connection with such installation, to ascertain whether such installation and materials comply with the Improvement Plans, or for any other reasonable purpose. Lender and its Representatives shall also have the right, with reasonable prior written notice to Borrower and Tenant, to review and examine the Improvement Plans, and the drawings, contracts, books and records relating to the Real Property or the construction of the Improvements. Borrower shall provide, or shall use commercially reasonable efforts to cause Tenant to provide, Lender with copies of all of the foregoing documents and materials that Lender may reasonably request. Such inspections shall occur at reasonable times and shall be conducted so as not to unreasonably interfere with construction work on the Real Property. Borrower shall cause the general contractor and all suppliers and subcontractors to cooperate with Lender and its Representatives. Any inspection of the Real Property by Lender or its Representatives shall be solely for the benefit of Lender; neither Borrower nor any third Person shall be entitled to rely upon the results of any such inspection. This Section shall not impose on Lender any obligation or liability whatsoever, including, without limitation, any obligation to inspect, to correct any defects, or to notify Borrower or any other Person of the existence of a defect. Upon a request by Lender, Borrower shall promptly pay all charges, costs, fees and expenses of any Person engaged by Lender to inspect the Real Property.

4.5 Conditions to Lender’s Obligation to Make Construction Advances. The conditions listed below are precedent to the obligations of Lender under this Agreement to disburse any Construction Advances and, unless otherwise waived by Lender in its sole and absolute discretion, shall be satisfied or observed, as applicable, in a manner and in form and substance satisfactory to Lender in its reasonable discretion:

(a) Survey. Borrower shall have furnished to Lender a satisfactory ALTA survey of the Property with the legal description thereon, which legal description shall be identical to the legal description set forth in Lender’s commitment for title insurance, prepared and certified by an Arizona registered surveyor or engineer, showing the location of all improvements on the Real Property, all building and setback lines and restrictions, all public roads, alleys, highways and right-of-way abutting any part of the Real Property, the flood zone classification of the Real Property and all portions thereof, all easements, gaps and overlaps, identifying parties in possession, showing the Real Property to be free of any encroachments, and disclosing all other matters that may be reasonably requested by Lender.

(b) Assignment of General Contractor’s Agreement. Borrower shall cause Tenant to execute and deliver to Lender a Collateral Assignment of General Contractor’s Agreement in form and substance satisfactory to Lender, in which the General Contractor agrees that, in the event of a default by Tenant under the General contract or the occurrence of an Event of Default, under this Agreement or any other Loan Document, the General Contractor will, at the request of Lender, continue performance under the General Contract until completion of the Improvements, provided that the General Contractor is thereafter paid for all necessary labor, materials and equipment furnished to the Real Property in accordance with the General Contract. Lender shall have reviewed and approved the General Contract.

(c) Assignment of Architect’s Agreement. Borrower shall cause Tenant to execute and deliver to Lender a Collateral Assignment of Architect’s Agreement in form and substance satisfactory to Lender, whereby the Architect that designed the Improvements agrees that, upon the occurrence of an Event of Default under this Agreement or any of the other Loan Documents, the Architect will, at Lender’s request, (a) continue performance pursuant to its contract with Tenant, provided that the Architect is paid in accordance with such contract for all such services rendered after Lender’s request, (b) assign the Improvement Plans to Lender at no cost to Lender other than the actual cost of making copies, and (c) consent to Tenant’s assignment to Lender of the right to use and possess the Improvement Plans. Borrower shall have caused Tenant to assign the Improvement Plans to Lender as additional security for Tenant’s performance under the Ground Lease. Lender shall have reviewed and approved Tenant’s contract with the Architect.

(d) Builder’s Risk and Hazard Insurance. Before the commencement of the construction and installation of the Improvements, Borrower shall deliver to Lender evidence, satisfactory to Lender, of the existence of a builder’s risk and hazard insurance policy insuring the Real Property and conforming to the requirements of the Deed of Trust.

(e) Public Liability and Workers’ Compensation Insurance. Borrower shall deliver evidence, satisfactory to Lender, of the existence of public liability and workers’ compensation insurance relating to the Real Property and conforming to the requirements of the Deed of Trust. Borrower shall continuously maintain this insurance, or equivalent insurance satisfactory to Lender, in full force and effect, until the Loan is paid in full.

(f) Flood Insurance. Borrower shall deliver to Lender evidence, satisfactory to Lender, that the Real Property is not within a hazardous flood area as designated by any governmental authority, or, if the Real Property is within such a hazardous area, that the Real Property is insured to the maximum amount available, all as provided in the Flood Disaster Protection Act of 1973, as amended, together with appropriate endorsements to such flood insurance policy providing for Lender’s interests in the same manner as in the builder’s risk insurance policy described above, including, without limitation, that such flood insurance will not be cancelled or substantially modified without thirty (30) days’ prior written notice to Lender. Borrower shall continuously maintain said insurance, or equivalent insurance satisfactory to Lender, in full force and effect, until the Loan is paid in full.

(g) Appraisal. Lender shall not require an appraisal of the Real Property prior to the Closing Date.

(h) Environmental Site Assessment. Lender shall have received, at Borrower’s expense, and approved a Phase I Environmental Site Assessment, satisfactory to Lender in form and substance, and prepared by an independent environmental engineer or other qualified consultant or expert satisfactory to Lender and in conformance with the scope and limitations of the ASTM (American Society for Testing Materials) Standard Practice E.1527-2005 (the “Standard”). The assessment must indicate that no evidence of “Recognized Environmental Conditions” (as defined in the Standard) is present in connection with the Real Property. In addition, no high-voltage electric transmission lines or transformers, nor any other source of an electromagnetic field in excess of one milligauss, shall be located on the Real Property or within 1,200 feet of the perimeter of the Real Property.

(i) Equity Funds. Borrower shall have made or shall make an equity investment in the Real Property (the “Equity Funds”) in an amount not less than $1,080,000. Borrower, or Tenant pursuant to the Ground Lease, shall have made payment in full of all costs, fees, charges and expenses relating to the acquisition, ownership and construction of the Real Property and the Improvements in excess of the Loan, including without limitation tenant improvements pursuant to leases executed with respect to the Real Property and all leasing commissions and other expenses related thereto.

(j) Budget. Lender shall have reviewed and approved Borrower or Tenant’s preliminary budget for the construction of the Improvements.

(k) Governmental Requirements. Borrower shall provide evidence satisfactory to Lender that development of the Real Property as a retail cannabis dispensary has been fully authorized by all governmental authorities having jurisdiction over the Real Property, and that development in compliance with such authorizations: (i) is consistent with all land development regulations, adopted comprehensive plans, and land use plans of the City or Town of Surprise and of Maricopa County, Arizona, and every other governmental authority that may have jurisdiction over the Real Property; (ii) meets all levels of service standards for the public facilities that are necessary to accommodate the impact of such development, including roads, water, sewer, drainage, recreation, mass transportation, and solid waste; (iii) is not subject to any limiting conditions or restrictions under any zoning resolution, ordinance, covenant, agreement or the like that could prohibit or frustrate such development; (iv) complies with all federal (other than federal laws dealing with cannabis), state and local laws, rules, regulations and ordinances, including, without limitation, all zoning, building, fire, safety, health and environmental laws, rules, regulations and ordinances; (v) will meet all conditions precedent to obtaining any permits required to complete the Improvements according to the Improvement Plans, including without limitation, all environmental and building permits; and (vi) complies with and conforms to all applicable land use, density, structural and architectural design requirements of each governmental authority having jurisdiction over the Real Property (collectively referred to in this Agreement as the “Governmental Requirements”). Lender shall receive a certificate, satisfactory to Lender, from the Architect attesting that the Improvement Plans have been prepared in accordance with all such Governmental Requirements, that the General Contract provides for completion of the Improvements in accordance with the Improvement Plans, and that, upon completion of the Improvements in accordance with the Improvement Plans, the Improvements shall satisfy all Governmental Requirements.

(l) Permits and Authorizations. Lender shall receive evidence, satisfactory to Lender, that all permits necessary for the commencement of construction of the Improvements have been issued, and not revoked, and can be utilized by the General Contractor, Tenant, or Borrower for construction of the Improvements. In addition, if such permits predate the date of preparation of the Improvement Plans, Borrower shall furnish such certifications from the applicable issuing authority and such other evidence of compliance as Lender may reasonably require, demonstrating that such permits are valid and may be lawfully used by the General Contractor, Tenant, or Borrower for the construction of the Improvements pursuant to the Improvement Plans. If required by Lender, Borrower shall also furnish to Lender a written certification from the Architect listing all governmental permits required to complete the Improvements in accordance with the Improvement Plans.

(m) Borrower shall be in a position to acquire (or shall have previously acquired) the Real Property, and the seller thereof shall be committed to convey the Real Property to Borrower upon payment of the applicable purchase consideration.

4.6 Materials to be Provided for Each Construction Advance. In connection with each request for a Construction Advance, Borrower shall provide the following to Lender:

(a) A statement of the then current percentage of completion of the Improvements, in form and substance satisfactory to Lender;

(b) Evidence that Borrower or Tenant has paid all of the costs and expenses of the general contractor, subcontractors and all suppliers of materials or labor for which Borrower is requesting reimbursement (for the avoidance of doubt, in no event shall amounts disbursed by Lender in the two Construction Advances exceed 60% of the actual cost of constructing the Improvements);

(c) Evidence that all claims for labor, materials, and/or fixtures furnished to, or for the benefit of, the Real Property through the date of the requested reimbursement have been paid, and that all potential liens for such claims have been waived or released, in writing (with originals of all waivers or releases of liens also being provided to the title company), except those unpaid claims, if any, permitted by Lender in its sole and absolute discretion;

(d) Evidence that there are no liens outstanding against the Real Property, other than liens for property taxes not yet due and payable, liens and security interests in favor of Lender, and those items shown on Schedule B, Part I, of the Title Policy (collectively, the “Permitted Liens”);

(e) Evidence (which may take the form of a joint certification from the General Contractor and Architect) that (i) all work on the Improvements has been performed (x) in a good and workmanlike manner, (y) in accordance with the Improvement Plans, subject only to amendments, modifications, change orders, and extras, if any, permitted by the terms of this Agreement or approved by Lender, in writing, and (z) in accordance with all applicable laws, statutes, ordinances, rules, regulations, and restrictive covenants (if any), and (ii) stating the percentage of completion of the project. If Lender has a reasonable basis to question the accuracy of the General Contractor and Architect’s certification, Lender shall be entitled to obtain a written report from a professional selected by Lender to inspect the Improvements and the Improvement Plans and to render an independent judgment thereon, the cost of which inspection shall be borne by Borrower.

(f) Evidence that the amount of the Loan proceeds yet to be advanced, together with any Borrower funds deposited with Lender, are sufficient to pay the cost of completing the installation of the remaining Improvements in accordance with the Improvement Plans, as the same may have been amended in accordance with this Agreement; and

(g) Lender shall have received an endorsement to the Title Policy for the Real Property (a “Title Policy Endorsement”), which updates such Title Policy to the date of the requested Construction Advance and increases the insurance coverage to an aggregate amount equal to the sum of the previously outstanding principal balance of the Loan plus the amount of the requested Construction Advance, with no additional exceptions or objections to the Title Policy other than Permitted Liens. Each Title Policy Endorsement must be satisfactory to Lender in form and content, in the reasonable discretion of Lender, and the cost of each Title Policy Endorsement shall be borne by Borrower.

4.7 Materials to be Provided for the Final Construction Advance. In addition to the items required to be delivered pursuant to Section 4.6, to the extent relevant in connection with the request for the final Construction Advance, once the Improvements have been fully completed, Borrower shall provide to Lender and to the title company the following:

(a) Certificates from the general contractor and architect for the project attesting that the Improvements have been completely installed in accordance with the Improvement Plans, in a good and workmanlike manner, and in accordance with all laws, statutes, ordinances, rules and regulations of all governmental authorities having, asserting or exercising jurisdiction over the Real Property;

(b) Copies of all governmental certificates required by all governmental authorities having, asserting, or exercising jurisdiction over the Real Property, certifying that the completed Improvements comply with all laws, statutes, ordinances and regulations applicable to the Real Property, including without limitation a final certificate of occupancy for the Improvements from the municipality in which the Improvements are located;

(c) A final release of construction liens executed by the general contractor and each subcontractor, laborer and materialman who or which gave notice of a right to a mechanic’s or construction lien to Borrower, satisfactory to Lender and the title company in form and substance; and

(d) Such other instruments and documents that Lender may reasonably request.

4.8 Additional Covenants of Borrower. Borrower further covenants and agrees with Lender as follows:

(a) Construction Liens. Borrower shall save and hold harmless Lender from the claims of every mechanic’s, construction, materialman’s, and equitable lien claimant, if any, and shall pay promptly, upon demand, all loss or losses that Lender may incur as a result of the filing of such liens, including, without limitation, the reasonable cost of defending against such liens and Lender’s reasonable attorneys’ fees (in all trial, bankruptcy and appellate proceedings, and whether or not legal proceedings are instituted) in connection with each such defense.

(b) Correction of Defects and Satisfaction of Conditions. Borrower will, or will use commercially reasonable efforts to cause Tenant to, upon the demand of Lender, correct each material defect in the Improvements, each structural defect in an Improvement, and each material departure from the Improvement Plans not approved by Lender or otherwise permitted by this Agreement, and perform each condition precedent to Lender’s obligations under this Agreement which is not satisfied or is no longer satisfied, if any. The advance of any Loan proceeds shall not constitute a waiver of Lender’s right to require compliance with this Section with respect to every such defect or departure from the Improvement Plans not actually known to Lender before any such advance, or with respect to Borrower’s failure to satisfy or to continue to satisfy each condition under this Agreement, whether or not Lender previously required satisfaction of such condition.

(c) Notices of Claims. Borrower shall furnish to Lender a copy of every notice, claim or demand delivered by Borrower to, or received by Borrower from, the General Contractor or any contractor, subcontractor, laborer, materialman or supplier who or which provided labor and/or materials to the Real Property, promptly upon the delivery or receipt of such notice, claim or demand, if such notice, claim or demand is material to (a) Borrower’s performance under this Agreement or under any other Loan Document, (b) the performance of Borrower or the General Contractor under the General Contract, or under any contract or subcontract for materials or labor, or (c) the acquisition or maintenance of any building or development license, permit, or similar matter required by any governmental authority in connection with the completion of the Improvements.

(d) General Contract. Borrower shall use commercially reasonable efforts to cause Tenant to avoid any of the following events: (i) committing, causing or permitting to exist any default, breach or violation of or under the General Contract, or (ii) doing or failing to do any act that would relieve the General Contractor from its obligations under the General Contract, or (iii) waiving any of the obligations of the General Contractor under the General Contract, or (iv) agreeing to any material modification or amendment to the General Contract without the prior written consent of Lender. If any of the foregoing events occurs, notwithstanding the fact that Borrower may have used commercially reasonable efforts to prevent it from occurring, it shall constitute an Event of Default hereunder (subject to Borrower’s right to cure pursuant to Section 5.1(j)).

(e) Governmental Requirements. Borrower shall not, without the prior written consent of Lender, modify or agree to modify any development order or other governmental approval or permit necessary for the completion of the Improvements if any such modification would (a) materially and detrimentally change the overall nature of the Improvements, or (b) have a material adverse impact upon the Real Property. Borrower shall cause the development of the Real Property to comply with all Governmental Requirements. If Borrower fails to comply with any Governmental Requirement, Lender shall have the right, but not the obligation, to enter upon the Real Property to correct any such failure(s) of Borrower at the sole cost and expense of Borrower, and Borrower shall promptly reimburse Lender for any and all such costs and expenses that Lender incurs, with interest as provided in the Note. Notwithstanding the foregoing, Lender shall not correct any such failure if Borrower has commenced correcting the failure and diligently continues the same to completion within a reasonable time, so long as Lender reasonably determines that the foregoing will not result in the termination of any governmental approval related to the Real Property.

5. Default and Remedies.

5.1 Events of Default. Each of the following events, upon Borrower’s failure to cure within the periods set forth in Section 5.2 below (or, if such event specifies that there is no cure period or right to cure, then automatically without further action by Lender) shall constitute an “Event of Default” under this Agreement:

(a) Any failure to pay any principal or interest or any other amount due under the Note or any one or more of the other Loan Documents as and when the same becomes due and payable.

(b) Any material failure or neglect to perform or observe any of the terms, provisions, conditions or covenants hereof or in any of the other Loan Documents in connection with the Loan.

(c) Any warranty, representation or statement contained in any one or more of the Loan Documents, or any other document or instrument executed or delivered in connection with the Loan, or made or furnished to Lender by or on behalf of Borrower, shall be or shall prove to have been false, inaccurate or misleading in any material respect when made or furnished, or when deemed made.

(d) Borrower makes or furnishes Lender with any financial or other statement or certificate required or provided for under this Agreement or any other Loan Document or otherwise which is false, inaccurate or misleading in any material respect, whether or not Lender has actual knowledge of any such falsity, inaccuracy or misleading nature.

(e) Borrower shall become insolvent; shall make an assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; shall have a receiver, trustee, custodian or conservator appointed by a court with respect to all or part of its assets; or a petition for relief under any chapter of the federal Bankruptcy Code (or any similar debtor relief laws to which the parties may be subject) is filed by or against Borrower or any guarantor and, if an involuntary petition, such petition is not dismissed within sixty (60) days of service.

(f) Any mechanics’ or materialmen’s lien, attachment, garnishment, replevin, execution, or other statutory or judicial lien is filed, levied or claimed against all or any portion of or interest in the Real Property, and such claim or lien is not discharged, satisfied or bonded over to Lender’s satisfaction within ten (10) business days after Borrower has notice thereof, and in any event not later than the third (3rd) business day prior to any sale or seizure of any portion of or interest in the Real Property is scheduled to occur.

(g) Except as expressly permitted by this Agreement or the Deed of Trust, any sale, encumbrance, transfer, hypothecation, assignment or conveyance of any portion of or interest in the Real Property without the prior written consent of Lender.

(h) The institution of any legal action or proceedings to enforce any other lien or security interest in the Real Property or any part thereof, whether senior or junior to the lien of the Deed of Trust.

(i) The damage or destruction of the Real Property or any material portion thereof by any casualty not fully covered by any combination of appropriate insurance and/or deposits made and deductibles paid by Borrower.

(j) Tenant defaults in the performance of its obligations under the General Contract or under its contract with the Architect beyond all applicable notice and cure periods, or Tenant receives notice from either the General Contractor or the Architect of any Pending Defaults thereunder and fails to cure all such Pending Defaults within the time allowed, or an Event of Default under Section 4.8(d) occurs, or Tenant suspends construction of the Improvements for a period of ninety (90) consecutive days (unless any such suspension is the result of a force majeure event), provided, however, that no Event of Default under this Section 5.1(j) shall occur if Borrower exercises its rights under the Ground Lease (or pursuant to Section 4(e) of the Assignment of Construction Items following a demand by Lender) to cure any such Pending Defaults by providing substitute performance to the General Contractor and/or the Architect or if Lender exercises its right to require Borrower to take control of the construction and Borrower actually prosecutes the work to completion.

Each of the foregoing events, if a cure period is allowed, during the period from the occurrence of the event and the time when all notices have been given and all cured periods have lapsed shall be referred to herein as a “Pending Default.”

5.2  Cure Period. Upon the occurrence of a Pending Default, unless Section 5.1 specifies some different cure period, then Borrower shall have ten (10) days after the earlier of (i) the date a payment was due hereunder or (ii) the date Lender gives written notice to Borrower reasonably specifying the nature of the Pending Default in which to cure such Pending Default. The ten day period described in the foregoing sentence shall be extended to a total of thirty (30) days if (a) the relevant Pending Default is reasonably capable of being cured, but not within ten (10) days and not by the payment of money; and (b) Borrower immediately commences, expeditiously takes and diligently pursues all reasonable steps to cure the Pending Default. Notwithstanding the foregoing, if, in Lender’s good-faith judgment, the delay resulting from the granting of any cure period to Borrower could result in the imposition of any lien, claim or encumbrance on the Real Property that would have priority over the lien, claim or encumbrance created by the Deed of Trust, or would otherwise impair the priority, substantially diminish the value or cause the loss or impairment of any of Lender’s security, then Lender may immediately make protective advances and enforce any and all of the remedies described in the Loan Documents with or without notice, and with or without awaiting the termination of any cure period. The giving of any such notice shall not preclude Lender from giving other or additional notices of other Pending Defaults, whether or not any such other Pending Defaults are or were in existence at the time of such notice. Without limiting the scope of events that will be deemed not capable of cure within the meaning of this Section 5.2, Borrower acknowledges that the filing of a voluntary petition for relief under any chapter of the federal Bankruptcy Code (or any similar debtor relief laws to which the parties may be subject) by Borrower, or if Borrower or any principal of Borrower colludes with others to cause the filing of an involuntary petition, such occurrence shall be an automatic and immediate Event of Default for which no notice or cure period is available (any such event being referred to herein as an “Automatic Bankruptcy Default”). Lender shall not be required under any circumstance to give Borrower more than one notice or cure period with respect to a given Pending Default or to extend the cure period with respect to a given Pending Default beyond the applicable cure periods described above. Notwithstanding any provision of any Loan Document to the contrary, no notice or cure period need be given by reason of the failure to pay all amounts due upon the maturity of the Loan. Borrower acknowledges and agrees that all cure periods provided in the Loan Documents will run concurrently with all applicable statutory cure periods if Lender so elects.

5.3 Exercise of Remedies by Lender.

(a) Upon the occurrence of an Event of Default after giving effect to any applicable notice and cure periods, and at any time when any such Event of Default is continuing, Lender shall have the right, at its sole option, to declare the whole principal sum of the Loan then outstanding immediately due and payable, together with all accrued and unpaid interest thereon, and all other costs, charges and indebtedness described in the Loan Documents or any other document executed in connection with this Agreement, and all such sums shall thereafter bear interest at the Default Rate until paid. The foregoing notwithstanding, upon the occurrence of an Automatic Bankruptcy Default, the maturity of the Loan shall automatically be accelerated and all of the foregoing amounts shall be and become immediately due and payable, without the need for any election by or notice from Lender. All amounts owed by Borrower shall be collectible by one or more suits at law and/or trustee’s sale proceedings under, or judicial foreclosure of, the Deed of Trust in the same manner as if the entire Loan then owing had been made payable at the time of Lender’s election to declare the Loan then due and payable, and with all of the rights and remedies provided in and by the Loan Documents, and with any other relief to which Lender may be legally or equitably entitled under applicable law. Following the occurrence of any Pending Default, and subject to Borrower’s statutory right to reinstatement, any sums advanced or costs or expenses incurred by Lender hereunder shall be immediately payable by Borrower upon Lender’s demand, shall bear interest at the Default Rate and shall be secured by the Deed of Trust. The foregoing sentence shall be equally applicable to costs and expenses incurred by Lender in any proceeding under the federal Bankruptcy Code, and the rights described herein shall be in addition to any rights that Lender may have to collect reasonable attorneys’ fees under applicable law, including A.R.S. § 12-341.01.

(b) At any time during the term of the Loan, Lender may, at its option, take any other actions which Lender determines in good faith are necessary to preserve and protect the Real Property and Lender’s security interest therein, and any sums expended by Lender in doing so shall be secured by the Deed of Trust and shall be repayable by Borrower five (5) days following written demand therefor.

(c) At any time when an Event of Default exists and is continuing, then Borrower and any affiliate of Borrower having power or authority over the revenues generated from the Real Property shall cause all such revenues received from the Real Property to be deposited into a segregated special purpose designated account as directed by Lender and all funds deposited to such account will be used to make payments under the Loan. Once the segregated special purpose designated account is utilized, all future revenues will be deposited to such account until all Events of Default have been cured to the satisfaction of Lender. Once all Events of Default have been so cured, Lender agrees to pay forward to Borrower all excess rent revenues deposited into this account within 10 days from the funds having cleared. In the event that Borrower has established relationships with certain banks to accept cash deposits, Lender agrees to cooperate with Borrower in causing the segregated special purpose account to be opened at the cash deposit participating bank and to follow the protocols related to maintaining such accounts.

(d) During the existence of an Event of Default, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution in the premises, at Lender’s election, to exercise (but without obligation so to do) all of the rights, powers, privileges and remedies of Borrower under the Ground Lease.

(e) To the extent provided in the Deed of Trust, Lender shall be entitled to collect any insurance proceeds that might otherwise be available to Borrower, to apply on the Loan or to make available for the repair and restoration of the Real Property, as provided therein.

(f) During the existence of an Event of Default, Lender may do any and all other acts that Lender may then consider to be necessary or appropriate to protect Lender’s security interest in the Real Property; provided, however, that if Tenant is in full compliance with its obligations under the Ground Lease and has agreed to attorn to Lender, Lender shall not exercise its rights under this Section 5.3(f) in a manner that interferes with Tenant’s use and occupancy of the Real Property. Lender may exercise its rights under this Section as often and whenever an Event of Default exists. Lender shall not be obligated to perform, nor does Lender undertake to perform, any obligation, duty or liability of Borrower under the Ground Lease or under any other leases, licenses, or any other agreements affecting the Real Property (collectively, the “Real Property Agreements”), and Borrower hereby agrees to indemnify, defend and hold Lender harmless for, from and against any and all liability, loss or damage, including reasonable attorneys’ fees, that Lender may incur under the Real Property Agreements and for, from and against any and all claims and demands that may be asserted against Lender by reason of an alleged obligation claimed to have been undertaken on Lender’s part to perform any of the terms, covenants or agreements contained in the Real Property Agreements (except for damages, claims and demands which arise solely out of Lender’s gross negligence or willful misconduct).

(g) During the existence of an Event of Default under the Ground Lease by Tenant, Lender shall have the right to require Borrower to, or to cause Tenant to, replace any property manager and, if Lender so requires, Borrower shall cause Tenant to cause the out-going property manager to deposit in an escrow account with Lender all security deposits received by or on behalf of Borrower, Tenant, or the property manager from tenants of the Real Property.

(h) During the existence of any Pending Default or Event of Default, Lender may employ security personnel to protect the Real Property and any construction materials stored on the Real Property, and add the cost of such security personnel to the Loan, with such cost to be secured by the Deed of Trust.

(i) Without limiting any of the foregoing remedies, during the continuance of an Event of Default, Lender may proceed, whether in the name of Lender or in the name of Borrower (and Borrower hereby appoints Lender as its true and lawful attorney-in-fact, with full power of substitution in the premises, which authority is coupled with an interest and is irrevocable by Borrower), as Lender shall elect, to complete, or cause to be completed, the Improvements in accordance with the Improvement Plans, at Borrower’s cost and expense; provided, however, that if Tenant is in full compliance with its obligations under the Ground Lease (including, without limitation, its obligation to diligently complete the construction of the Improvement) and has agreed to attorn to Lender, Lender shall not exercise its rights under this Section 5.3(i) in a manner that interferes with Tenant’s completion of the Improvements. Without Borrower’s written consent, Lender will make no change in the Improvement Plans that would materially increase the cost of the Improvements, but Borrower shall not unreasonably withhold or unduly delay such consent. Borrower shall pay to Lender all amounts expended by Lender in connection with the completion of the Improvements, together with all costs, charges, and expenses incident to such completion. A written statement of such expenditures by an officer of Lender shall be prima facie evidence of such expenditures and their propriety, and Borrower shall have the burden of proving the contrary. Lender shall have the right to apply any Loan proceeds toward completion of the Improvements and to pay the costs of such completion.

6. General and Miscellaneous Provisions.

6.1 Term of Agreement. The term of this Agreement shall commence immediately upon its execution and delivery and the covenants, agreements, representations and warranties contained in this Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension, modification or renewal thereof, remains unpaid or unperformed.

6.2  Right to Assign or Participate. Lender may assign, negotiate, participate, pledge or otherwise hypothecate all or any portion of its rights under any of the Loan Documents or any of its security, and may assign and delegate any or all of its primary supervisory functions, without the consent of or notice to Borrower; provided, however, that if Lender sells or assigns the Loan in its entirety, Lender shall notify Borrower of the identity of the new holder of the Note and of Lender’s rights under this Agreement. In case of such assignment, Borrower will accord full recognition thereto and hereby agrees that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by Lender’s assignee. Borrower and Lender acknowledge and agree that, if Lender sells beneficial or participatory interests in the Loan, then: (a) Lender shall remain the sole legal owner of all rights of Lender under the Loan Documents; (b) Lender shall be the sole named party on all such documents; (c) no loan participant shall be a necessary, proper or indispensable party to any private or judicial or other action of any kind commenced or taken to enforce any right of Lender under any Loan Document; and (d) Lender shall remain fully responsible for the performance of all of its obligations under the Loan Documents. Any assignee of Lender’s interest in the Loan (but not a participant) shall assume all of the assigning Lender’s obligations under the assigned portion of the Loan. On and after the effective date of such assignment, the assignee shall for all purposes become the Lender under the Loan Documents and shall have all of the rights and obligations of Lender under the Loan Documents, to the same extent as if it were the original Lender, and the assigning Lender shall thereafter be released from any further obligation with respect to the assigned portion of the Loan. Lender may furnish to any prospective buyer, assignee or participant of the Loan, or to any governmental or regulatory authority, any information or documentation that Lender may have regarding Borrower or the Loan, provided any such information provided is not stamped or imprinted “confidential” by Borrower or any guarantor.

6.3 Integration: Amendments. The Loan Documents constitute a complete integration of the agreement between Lender and Borrower respecting the Loan and may be amended or modified in the future only by written amendment signed by Lender and Borrower. Any and all prior oral and/or written commitments and proposals from Lender to Borrower, any Related Person or any principals or agents thereof, with respect to all or any portion of the financing described in this Agreement have been merged in the Loan Documents and shall, except as expressly provided in the Loan Documents be of no further force or effect following recordation of the Deed of Trust. No representations, promises, warranties, understandings or agreements, express or implied, verbal or written, exist with respect to the Loan except those expressly set forth in the Loan Documents. Borrower acknowledges that its execution and delivery of the Loan Documents is its free and voluntary act and deed, and that its execution and delivery have not been induced by, or done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender or its agents, officers, employees or representatives that are not set forth in the Loan Documents.

6.4 Cumulative Rights. The rights and remedies provided to Lender by the Loan Documents and in any other documents hereafter executed and delivered in connection with the Loan are for Lender’s sole and exclusive benefit, shall be cumulative and shall not preclude the exercise of rights and remedies that may otherwise be available. Lender may exercise any such right, power or remedy, at its option and in its sole and absolute discretion, without any obligation to do so. If Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. No single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof or of any other right, power or remedy. All moneys advanced by Lender under the terms of the Loan Documents and all amounts paid, suffered or incurred by Lender in exercising any authority granted in the Loan Documents, including court costs and reasonable attorneys’ fees and the expenses described in Section 2.7, shall be immediately due and payable by Borrower, be added to the outstanding balance of the Loan, bear interest until paid (with such interest to be at the Default Rate if an Event of Default then exists) and be secured by the Deed of Trust.

6.5 Governing Law and Venue. This Agreement and all other Loan Documents will be executed and delivered in, relate to real property located in, and shall be governed by and construed in accordance with the substantive laws and judicial decisions of the State of Arizona (regardless of Arizona conflict of laws principles or the residence, location, domicile or place of business of Borrower or any of Borrower’s constituent principals) and applicable federal (other than federal laws dealing with cannabis) laws, rules and regulations. Borrower expressly acknowledges and agrees that any judicial action to enforce any right of Lender under this Agreement or any of the other Loan Documents may be brought and maintained in the venue(s) described in the Note. Borrower waives any objection thereto based on improper venue or the alleged inconvenience of such a court as a forum in which to litigate or arbitrate the action.

6.6 Waivers by Borrower. Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower further consents to and waives notice of (a) the granting of indulgences or extensions of time of payment, (b) the releasing of security, and (c) the addition or release of persons who may be or become primarily or secondarily liable for repayment of the Loan or any part thereof, all in such a manner and at such time as Lender may deem advisable.

6.7  No Implied Waivers by Lender. No delay or omission by Lender in exercising any right, power or remedy hereunder, or indulgence given to Borrower with respect to any condition set forth herein, Pending Default, or Event of Default shall: (a) impair any right, power or remedy of Lender under this Agreement; (b) be construed as Lender’s waiver of, or acquiescence in, such condition, Pending Default, or Event of Default; or (c) be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. No waiver by Lender of any Pending Default or Event of Default shall constitute a waiver of any other prior or subsequent Pending Default or Event of Default, or of the same Pending Default or Event of Default, after notice to Borrower demanding strict performance. Lender shall not be estopped from taking any action with respect to any Pending Default or Event of Default because of any delay by Lender in either giving notice of such Pending Default or Event of Default or exercising any remedy based thereon. No waiver of any Pending Default or Event of Default shall be effective unless it is written and signed by an authorized officer of Lender.

6.8 Time of the Essence. Time is of the essence of this Agreement, the other Loan Documents and of each term, provision and condition thereof.

6.9 Successors and Assigns: No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; however, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. The foregoing notwithstanding, Borrower shall not assign the Loan, this Agreement, or any other Loan Document, or any interest in the Loan, this Agreement, or any other Loan Document without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion, and any such attempted assignment without Lender’s prior written consent shall be void and of no force or effect from its beginning.

6.10 Construction of Agreement: Incorporation by Reference. This Agreement shall apply to the parties hereto according to the context hereof, without regard to the number or gender of words or expressions used herein. The headings or captions of Articles and Sections in this Agreement are for convenience of reference only, and in no way define or limit the scope or intent of this Agreement or the provisions of such Articles or Sections. Article, Section, subsection, clause and exhibit references are to this Agreement, unless otherwise specified. This Agreement shall be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice in the negotiation of this Agreement or deliberately chosen not to be so represented, neither this Agreement nor any provision hereof shall be construed for or against either party by reason of the identity of the party drafting this Agreement. As used in this Agreement, the terms: (a) “include(s)” or “including” shall mean without limitation by reason of enumeration; (b) “herein,” “hereunder,” “hereof,” “hereinafter” or similar terms refer to this Agreement as a whole rather than to any particular Article or Section; (c) “person” includes a corporation, trust, partnership, limited liability company, joint venture, association, governmental body or other entity, as well as a natural person; (d) “month” means a calendar month unless otherwise provided; (e) “days” means calendar days unless otherwise provided; (f) “business days” has the meaning provided in the Note; and (g) “good faith” shall have the meaning provided in A.R.S. § 47-1201 as of the date of this Agreement. Any document incorporated herein by reference shall be made a part hereof for all purposes, and references in this Agreement to such document shall be deemed to include such reference and incorporation, and reference to any agreement, document or instrument (including this Agreement and any other Loan Document) means such agreement, document or instrument as amended, modified, replaced, superseded or restated. Unless otherwise expressly provided in this Agreement or another Loan Document, the provisions of this Agreement shall prevail in the event that an irreconcilable conflict or discrepancy exists between the provisions of this Agreement and the provisions of any other Loan Document, and specific provisions of the Loan Documents that irreconcilably conflict with general provisions of the same or another Loan Document that is not otherwise entitled to priority in construction shall prevail over the general provisions. Technical words and phrases and those that have acquired particular meanings in the commercial mortgage lending and real estate industries shall be construed according to those particular meanings when the context in which they are used in this Agreement reasonably indicates that the technical meaning is intended.

6.11 Severability: Partial Invalidity. Each covenant, provision and condition of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law. If any such covenant, provision or condition shall be held to be void or invalid, the same shall not affect the remaining provisions hereof, which shall be valid and effective as though the void or invalid covenant, provision or condition had not been contained herein.

6.12 Time Periods. Time periods referred to herein shall be determined by excluding the day of the event when the period commences or from which it runs and shall expire at 5:00 p.m. Phoenix, Arizona time on the last day included in such period unless it is not a business day, in which case it shall expire at 5:00 p.m. on the next business day.

6.13 Relationship between Parties. The sole and only relationship created by this Agreement is that of borrower and lender, and Borrower is not and shall not be the agent of Lender for any purpose whatsoever. Lender shall have no fiduciary responsibilities to Borrower nor does Lender hereby undertake any responsibility to Borrower or to any guarantor to review or inform Borrower or such guarantor of any matter in connection with any aspect of Borrower’s business or operations.

6.14 Further Documents and Acts. Upon the request of Lender, Borrower shall, and shall cause all Related Persons to, execute and deliver or authorize, as appropriate, such further documents, including financing statements or replacement promissory notes or other loan documents, and take such further actions as may be reasonably necessary to correct clerical errors or omissions in any loan closing documentation, or to replace any lost or destroyed loan closing documentation, if considered necessary or desirable by Lender to carry out the intent of this Agreement and to perfect and preserve the rights, interests and priority of Lender hereunder.

6.15  Standard of Approval. When the approval of Lender is required or permitted, or Lender’s consent may be granted or withheld, under this Agreement or any other Loan Document, and no standard for the exercise of Lender’s discretion is otherwise specified, Lender may grant or withhold its approval or consent in Lender’s sole and absolute discretion.

6.16 Notices. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and be given in the manner provided in the Deed of Trust. Any party may change its address from time to time by giving ten (10) days prior written notice to the other parties as described above.

6.17 Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other persons involved with the subject matter of this Agreement. Lender and Borrower acknowledge and agree that (a) there are risks associated with the use of electronic transmission and that neither Lender nor Borrower controls the method of transmittal or service providers, (b) neither Lender nor Borrower has any obligation or responsibility whatsoever or assumes any duty or obligation for the security, receipt or third party interception of any such transmission, and (c) each of Lender and Borrower does hereby release and shall hold harmless and indemnify each other party for, from and against any claim, damage or loss, including that arising in whole or part from Lender or Borrower’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

6.18  Mutual Waiver of Right to Jury Trial. AS A MATERIAL PART OF THE CONSIDERATION FOR THE MAKING OF THE LOAN, BORROWER AND LENDER HEREBY UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY PRESENT OR FUTURE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE LOAN, ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE LOAN, OR IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN OR ANY DOCUMENTS EXECUTED IN CONNECTION THEREWITH. IF ANY DISPUTE IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS IS DECIDED BY LITIGATION AS PERMITTED BY THE LOAN DOCUMENTS, SUCH DISPUTE SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY.

6.19 Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts and each counterpart executed by any of the undersigned, together with all other counterparts so executed, shall constitute a single agreement between the undersigned parties. Delivery of an executed counterpart of this Agreement by telefacsimile, by scanned electronic signature (such as in .pdf format), or via a service such as DocuSign shall be equally as effective as delivery of a manually executed counterpart hereof.

6.20 Cannabis Laws. The parties acknowledge that although certain Arizona state laws have legalized the cultivation, distribution, sale and possession of cannabis and related products, the nature and scope of the federal laws of the United States treating cannabis and related products as illegal or controlled substances (“US Federal Cannabis Laws”) may result in circumstances where activities permitted under Arizona state law may contravene US Federal Cannabis Laws. Accordingly, for the purpose hereof, each representation, covenant and other provision hereof relating to compliance with applicable law will be subject to the following qualification: engagement in any activity that is permitted by Arizona state law but contravenes US Federal Cannabis Laws, will not, in and of itself, be deemed to be non-compliance with applicable law or the provisions of this Agreement requiring compliance with such law.

[Signatures appear on the following page.]

[Signature page to Construction Loan Agreement.]

DATED as of the date first written above.

LENDER –

PRIVATE MONEY FUNDING, LLC

By:	/s/ Ryan Hermansky
Ryan Hermansky, Member

BORROWER –

ZP RE AZ DYSART, LLC, an
Arizona limited liability company

By:	ZP RE HOLDINGS, LLC, an Arizona limited liability company
Its:	sole member

By:	ZONED PROPERTIES, INC.,
A Nevada corporation
Its:	sole member

By:	/s/ Bryan McLaren

__________________, Its _______________

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